  Exhibit 99.2

Rekor Systems Announces Agreement on Note Exchange

Company to improve liquidity and financial stability

Columbia, Md., July 1, 2020 -- Rekor Systems, Inc. (REKR) (“Rekor”), a Maryland-based company providing real-time roadway intelligence through AI-driven decisions, announced today that it has reached an agreement on a consensual balance-sheet restructuring with its lenders involving a debt-for-equity swap and other loan modifications. The transaction will have an immediate impact on the Rekor’s balance sheet by extending the maturity and significantly reducing the amount of the Company’s outstanding promissory notes.

In March 2019, investors loaned Rekor $20,000,000 in exchange for senior secured promissory notes (the “Notes”) and warrants. A portion of the Notes were previously redeemed. In an agreement reached yesterday noteholders have agreed to a redemption of approximately 75% of the remaining principal balance of the Notes as of June 30, 2020. Upon closing of the transaction, approximately $14.6 million aggregate principal amount of the Notes, including accreted interest plus certain fees payable pursuant to the terms of the Notes, will be redeemed in exchange for common stock at a rate of $4 per share. The noteholders have also agreed that the maturity of the $4.9 million remaining balance of the Notes will be extended until December 31, 2021.

“The agreement to this refinancing is an important milestone for the Company and is a critical next step in our journey,” said Robert A. Berman, CEO, Rekor. “The new capital structure will give us the flexibility to invest in continued growth, immediately expand our go-to-market strategy and generate greater free cash flow going forward at all points in our business cycle.”

The holders of the remaining Notes have also agreed to modify certain covenants in the Notes, which will allow the Company to use proceeds from its recently completed corporate restructuring for working capital purposes. Rekor has completed the previously announced restructuring by selling its remaining non-core subsidiary.

“This note exchange will be a giant step forward. It will immediately improve the Company’s liquidity and financial stability. The covenant modifications will allow proceeds from the sale of our non-core subsidiary to be immediately directed to the rapid expansion of our high margin technology segment.” said Eyal Hen, CFO Rekor. “The Company will also realize positive stockholder’s equity and achieve a significant reduction in interest cost, which will further contribute to shareholder value.”

Closing of the Note exchange, and amendment of the remaining Notes, remains subject to satisfaction of customary closing conditions, including approval for the listing of the exchange shares by Nasdaq.

About Rekor Systems, Inc.

Rekor (Nasdaq:REKR) is a Maryland-based company providing real-time roadway intelligence through AI-driven decisions. Rekor bridges commercial and government sectors with actionable, real-time vehicle recognition data to enable informed decisions faster, and with greater outcomes. Rekor is transforming industries like Public Safety, Customer Experience, and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams and transform them into AI-driven decisions by our clients. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty, and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: https://rekor.ai.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the closing of the Note exchange and the amendment of the remaining Notes. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:
Emily Burdeshaw
REQ For Rekor Systems
rekor@req.co

Investor Contact:
Charles Degliomini
Rekor Systems, Inc.
ir@rekor.ai